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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Volume Services America, Inc. of our report dated June 2, 1998, except for Notes 3, 8, 13 and 14, as to which the date is July 10, 1998, Note 21 as to which the date is May 27, 1999, and Note 22 as to which the date is August 16, 1999, relating to the consolidated financial statements of Service America Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Stamford, Connecticut
August 16, 1999